SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 18, 2005

Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York 10005	08701
(Address of Principal Executive Offices)	(Zip Code)

 212-344-1600

Registrant’s telephone number, including area code

 (Former Name or former Address, if Changed Since Last Report)

Item 8.01- Other Events

On February 18, 2005, Hotel Outsource Management International, Inc. (“HOMI”), through its Italian subsidiary, HOMI Italia SRL, entered into an installation and outsource operation agreement with Le Meridian St. Julians Hotel in Malta.

Pursuant to this agreement, HOMI will install and operate mini-bars in 280 rooms in this hotel. The initial term for this contract is nine years.

This agreement, HOMI’s second agreement with a Malta- based hotel, represents the first time where a minimum payment is guaranteed. Pursuant to the February 18, 2005 agreement, based on certain conditions, the Le Meridian St. Julians Hotel guarantees HOMI Italia SRL a payment of 2 Eruos per day per mini-bar.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

February 23, 2005	Hotel Outsource Management International, Inc.

/s/ Jacob Ronnel
Name: Jacob Ronnel
Title: President and Chief Executive Office